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          As filed with the Securities and Exchange Commission on March 20, 2002
                                                      Registration No. 333-53004
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                            SoftQuad Software, Ltd.1
                          (exact name of registrant as
          DELAWARE         specified in its charter)         65-0877744
(State or other jurisdiction of                  (I.R.S. Employer Identification
  incorporation or organization)                            Number)



                               1600 Carling Avenue
                                 Ottawa, Ontario
                                 Canada K1Z 8R7
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               (Address of Principal Executive Offices, Zip Code)

                 SoftQuad Software, Ltd. 2000 Stock Option Plan
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                            (Full title of the Plan)

                                   John Blaine
                             Chief Financial Officer
                          Calgary II Acquisition Corp.
                               1600 Carling Avenue
                                 Ottawa, Ontario
                                 Canada K1Z 8R7
                                 (613)-728-8200
--------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                             Robert D. Chapman, Esq.
                              McCarthy Tetrault LLP
                           40 Elgin Street, Suite 1400
                                 Ottawa, Ontario
                                 Canada K1P 5K6
                                 (613)-238-2000

DEREGISTRATION OF COMMON STOCK

         On December 29, 2000, SoftQuad Software, Ltd. (the "Company") filed a Registration Statement on Form S-8, Registration Number 333-53004 (the "Registration Statement"), for the sale of 4,899,500 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), under the SoftQuad Software, Ltd. 2000 Stock Option Plan (the "Plan"). On August 7, 2001, the Company entered into a Merger Agreement (the "Agreement"), as amended and restated among the Company, Corel Corporation ("Corel") and Calgary II Acquisition Corp., a wholly owned subsidiary of Corel ("Calgary"), pursuant to which the Company would merge into Calgary (the "Merger"). On March 14, 2002 the stockholders of the Company approved the Agreement and the Merger. On March 15, 2002, immediately prior to the closing of the Merger, the Plan will be terminated. This Post-Effective Amendment No. 1 is being filed to deregister all of the unsold shares of Common Stock issuable under the Registration Statement, constituting 3,161,511 shares. From the time this Post-Effective Amendment is filed, no shares of Common Stock may be sold pursuant to the Registration Statement.

---------------------
 1 Filed by Calgary II Acquisition Corp. successor by merger to SoftQuad
   Software, Ltd.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Canada on March 19, 2002.

                                                    SOFTQUAD SOFTWARE, LTD.

                                                    By:  /s/ John Blaine
                                                         ---------------
                                                         John Blaine
                                                         Chief Financial Officer

         Pursuant to the requirements of the Securities Act, this Post-Effective Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                                DATE

/s/ Derek J. Burney        Director and Chief Executive Officer   March 19, 2002
-------------------
Derek J. Burney


/s/ John Blaine            Chief Financial Officer and            March 19, 2002
---------------            Chief Accounting Officer
John Blaine